CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our reports dated December 12, 2006 for Advantage Funds, Inc. (comprising, respectively, Dreyfus Premier Total Return Advantage Fund and Global Alpha Fund), which are incorporated by reference in this Registration Statement (Form N-1A No. 33-51061) of Advantage Funds, Inc.

ERNST & YOUNG LLP

New York, New York
February 23, 2007